                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   ITEQ, INC.
                (Name of Registrant as Specified In Its Charter)

  ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction: $

     5) Total fee paid: $

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                   ITEQ, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 1999

                             ---------------------

     Notice is hereby given that the annual meeting of the stockholders of ITEQ, Inc. (the "Company") will be held at Wortham Tower, Meeting Room 2, 2727 Allen Parkway, Houston, Texas 77019, on June 30, 1999, at 11:00 a.m. central time, for the following purposes:

          1. To elect a board of seven directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify;

          2. To consider and act upon a proposal to amend the Company's Directors' Stock Option Plan ("the Plan") to increase the number of shares authorized for issuance under the Plan by 100,000; and

          3. To consider and act upon such other business as may properly be presented to the meeting.

     A record of stockholders has been taken as of the close of business on May 3, 1999, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at the offices of the Company commencing June 18, 1999, and may be inspected during normal business hours before the annual meeting.

     If you do not expect to be present at the meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed stamped envelope that has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                            By Order of the Board of Directors,
                                            /s/ LAWRANCE W. MCAFEE
                                            LAWRANCE W. MCAFEE,
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

May 28, 1999

                                   ITEQ, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019

                                PROXY STATEMENT

     This Proxy Statement is being mailed to stockholders commencing on or about May 28, 1999, in connection with the solicitation by the board of directors of ITEQ, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas on June 30, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted for the election of each of the directors nominated by the Company named herein and for the 100,000 increase in the number of shares of the Company's common stock reserved for issuance under the Plan. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

     As of May 3, 1999, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 28,192,036 shares of the Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, seven nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly. However, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

NAME                                             POSITION                     AGE   DIRECTOR SINCE
----                                             --------                     ---   --------------
Mark Johnson.................  Director, chairman of the board and chief      48         1995
                                 executive officer
William P. Reid..............  President and chief operating officer          49           --
Lawrance W. McAfee(1)........  Director, executive vice president, chief      44         1995
                                 financial officer and secretary
Thomas N. Amonett(1)(2)......  Director                                       55         1996
T. William Porter(2).........  Director                                       57         1995
James L. Rainey, Jr.(1)(2)...  Director                                       69         1993
James A. Read................  Director                                       49         1997

---------------

(1) Member, audit committee of the board of directors.

(2) Member, compensation committee of the board of directors.

     Mark E. Johnson. Mr. Johnson has been a director of the Company since December 1995 and chairman of the board and chief executive officer since March 1996. He was also president of the Company from September 1998 until February 1999 and from March 1996 until May 1997. From February 1994 until December 1995, Mr. Johnson was a shareholder, director and president of Allied Industries, Inc., a wholly-owned subsidiary of the Company since December 1995. Prior to that time, Mr. Johnson was a private investor and was a shareholder and served as chairman of the board, chief executive officer and president of Semco, Inc., a manufacturer of pneumatic conveyancing equipment, and of Stillbrooke Corporation, a cemetery and funeral home holding company. From 1982 to 1986, Mr. Johnson served as a partner of KPMG Peat Marwick LLP.

     William P. Reid. Mr. Reid was named president and chief operating officer of the Company in February 1999. From 1989 to 1998, Mr. Reid served as president and chief executive officer of Gundle/SLT Environmental. Prior thereto, Mr. Reid served as president of Sperry Sun Drilling Services, a division of Baroid Corporation from 1982 to 1989. From 1974 to 1982, Mr. Reid held several positions with Cameron Iron Works.

     Lawrance W. McAfee. Mr. McAfee has been a director of the Company since December 1995, and executive vice president and chief financial officer since January 1993 and secretary since May 1993. From 1991 until the time he joined the Company in 1993, Mr. McAfee served as a director and chief financial officer of Waste Processor Industries, Inc., an environmental services company. Prior to that time, Mr. McAfee served as senior vice president and chief financial officer of Stillbrooke Corporation from 1989 to 1991. From 1982 to 1989, Mr. McAfee served as vice president and chief financial officer of U.S. Home Corporation, a residential builder, developer and financial services company.

     Thomas N. Amonett. Mr. Amonett has been a director of the Company since April 1996. Since November 1997, Mr. Amonett has served as a director, president and chief executive officer of American Residential Services, Inc., a company engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, air conditioning, plumbing, electrical, indoor air quality systems and major home appliances. He served as interim president and chief executive officer of Weatherford Enterra, Inc., an oilfield service and equipment company, from July 1996 to October 1997. From 1992 to 1996, he served as chairman of the board and president of Reunion Resources Company (previously known as Buttes Gas and Oil Company and now known as Reunion Industries, Inc.). Mr. Amonett also currently serves as a director of PetroCorp Incorporated, an oil and gas producer, and Reunion Industries, Inc.

     T. William Porter. Mr. Porter has served as a director of the Company since December 1995. Since 1981, Mr. Porter has been a partner of Porter & Hedges, L.L.P., a Houston-based law firm and the Company's principal outside legal counsel. Mr. Porter also serves on the board of Gundle/SLT Environmental, Inc., a manufacturer and supplier of lining systems used in waste and industrial containment systems, and Metals USA, Inc.

     James L. Rainey. Mr. Rainey has served as a director of the Company since October 1993. Mr. Rainey has been an independent business consultant since May 1991. From May 1986 through April 1991, Mr. Rainey served as president and chief executive officer of Farmland Industries, Inc., the largest domestic agricultural supply cooperative. Prior to that time, he spent over 20 years with Kerr-McGee Corporation, including serving as president of Kerr-McGee Chemical Corporation. Mr. Rainey also serves on the boards of Jacobs Engineering Group, Inc. and the Wirthlin Group.

     James A. Read. Mr. Read has served as a director of the Company since January 1997. Since 1988, Mr. Read has served as a managing director of Mezzanine Management Limited, an independent private debt and equity fund management and advisory company. Mr. Read also serves on the boards of Core Laboratories N.V., JJI Lighting Group, Inc., Western Sky Industries, Inc. and Industrial Acoustic Corporation in the United States and Page One Communications Limited, Wellington Holding plc, and CF Holdings Ltd.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During 1998, the board of directors convened on 10 regularly or specially scheduled occasions. The audit and compensation committees of the board held 2 and 3 meetings, respectively, in 1998. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year, except James Read, who attended 20% of the board meetings held in 1998. Representatives of Mr. Read's firm attended certain board meetings in his absence.

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The board of directors does not presently maintain a nominating committee; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

     Directors not employed by the Company are granted annually options to purchase 10,000 shares of Common Stock under the Directors' Stock Option Plan to compensate them for their services. They also receive $1,000 for each meeting of the board and committee meeting they attend provided that directors receive no additional compensation for attendance at committee meetings held on the same day as a board meeting. In addition, they are reimbursed for their expenses of attending these meetings.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

     The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at April 1, 1999, by (i) all directors,
(ii) the chief executive officer and other executive officers and (iii) all directors and executive officers as a group.

                     NAME OF PERSON OR                        NUMBER OF   PERCENT OF
                     IDENTITY OF GROUP                        SHARES(1)     CLASS
------------------------------------------------------------  ---------   ----------
Mark E. Johnson.............................................  1,443,062      5.1%
Thomas N. Amonett...........................................     33,000        *
Lawrance W. McAfee..........................................    187,953        *
T. William Porter...........................................     35,000        *
James L. Rainey, Jr. .......................................     40,000        *
James A. Read...............................................     25,000        *
William P. Reid.............................................         --       --
All directors and executive officers as a group (7
  persons)(2)...............................................  1,764,015      6.2%

---------------

 *  Less than 1% of outstanding shares.

(1) Includes shares underlying outstanding stock options, as follows: Mr. Johnson -- 75,000; Mr. Amonett -- 32,000; Mr. McAfee -- 178,438; Mr.
    Porter -- 35,000; Mr. Rainey -- 40,000; and Mr. Read -- 25,000.

(2) Includes all shares referred to note in (1) above.

VOTE REQUIRED FOR ELECTION

     The seven nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

                               OTHER INFORMATION

PROPOSED APPROVAL OF AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN

     The Plan was approved by the stockholders on August 24, 1983. The Plan was amended on June 29, 1995 to increase the shares of Common Stock authorized for issuance under the Plan from 100,000 shares to 200,000 shares and it was again amended on July 24, 1996 to modify the proration calculation of the number of shares that will be subject to an option received by a director elected or appointed to the board other than at an annual meeting. The Plan entitles directors of the Company who are not employees of the Company or any of its subsidiaries ("Outside Directors") to receive nonqualified options to purchase shares of Common Stock. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries and the value of the Common Stock by providing recognition to Outside Directors for their time, effort and participation in the growth and protection of the Company's business and for their substantial contributions to the success of its business. Under the Plan, each Outside Director is granted an option to purchase 10,000 shares of Common Stock at the time, and at each time, he is elected, reelected or appointed to the board. Currently, 200,000 shares of Common Stock are reserved for issuance under the Plan.

     The proposed amendment would increase the number of shares of Common Stock which may be issued or covered by options pursuant to the Plan to 300,000.

APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and represented at the meeting, in person or by proxy, is required to approve the proposed amendment to the Plan. The board of directors recommends a vote FOR the approval of the proposed amendment to the Plan.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at April 1, 1999, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

                    NAME OF PERSON
                 OR IDENTITY OF GROUP                    NUMBER OF SHARES   PERCENT OF CLASS
-------------------------------------------------------  ----------------   ----------------
Mark E. Johnson........................................     1,443,062(1)          5.1%
  2727 Allen Parkway, Suite 760
  Houston, Texas 77019
Pierre S. Melcher......................................     2,077,039(2)          7.4%
  5345 Mandell
  Houston, Texas 77005

                    NAME OF PERSON
                 OR IDENTITY OF GROUP                    NUMBER OF SHARES   PERCENT OF CLASS
-------------------------------------------------------  ----------------   ----------------
Don Sanders............................................     1,649,900(3)          5.9%
  3100 Chase Tower
  Houston, TX 77002
Stephen Watson.........................................     1,466,000(4)          5.2%
  237 Park Avenue, Suite 801
  New York, New York 10017
Robert Alpert..........................................     1,439,200(5)          5.1%
  Three Allen Center
  333 Clay, Suite 4150
  Houston, TX 77002

---------------

(1) Includes 75,000 underlying outstanding stock options

(2) Includes 140,000 shares owned by Mr. Melcher, as sole trustee of the Kathryn Lewis Melcher Trust ("the KLM Trust"); 80,000 shares owned by Mr. Melcher, as sole trustee of the Paul Nicholas Melcher Trust (the "PNM Trust"); 1,819,039 shares owned by Polaris Partners Ltd. ("Polaris"); and 38,000 shares owned jointly by Mr. Melcher and his spouse, Patricia B. Melcher. Mr. Melcher is also the sole trustee of the Melcher 1998 Management Trust (the "Management Trust"), the general partner of Polaris. As sole trustee of the KLM Trust, the PNM Trust and the Management Trust, Mr. Melcher may be deemed to be the beneficial owner of the shares owned by the KLM Trust, the PNM Trust and Polaris.

(3) Includes 946,500 shares owned by Mr. Sanders individually, 648,400 shares owned by certain of Mr. Sanders' clients, and 55,000 shares owned by Mr. Sanders' spouse individually. Mr. Sanders is chairman of the executive committee of Sanders Morris Mundy, Inc., an investment banking firm. Mr. Sanders shares the power to dispose, or direct the disposition, of the 648,400 shares owned by certain of his clients and, as a result, may be deemed to beneficially own said 648,400 shares. In addition, Mr. Sanders may be deemed to beneficially own the 55,000 shares owned by his spouse. Mr. Sanders disclaims any beneficial ownership of the 55,000 shares owned by his spouse.

(4) Includes shares held by a private investment partnership, an offshore investment company and several managed accounts (the "Client Shares"). Because Mr. Watson has sole power to vote, or direct the voting of, and to dispose, or direct the disposition, of Client Shares, he may be deemed to beneficially own said shares.

(5) Includes 400,000 shares owned by Mr. Alpert individually; 110,000 shares owned by Wildwood Capital Company ("WCC"); 242,500 shares owned by Markus Ventures, L.P. ("MVLP"); 110,000 shares owned by Markus Investments, Inc. ("MII"); 200,000 shares owned by James Ventures, L.P. ("JVLP"); 351,700 shares owned by James Investments, Inc. ("JII"); and 25,000 shares owned by Mr. Alpert's mother, Gladys Alpert ("GA"). Mr. Alpert is the sole shareholder and president of Danro Corporation. Danro is the managing general partner of WCC, MVLP and JVLP. MVLP is the sole shareholder of MII, and JVLP is the sole shareholder of JII. Mr. Alpert is the chairman of JII and MII. As the sole shareholder and president of Danro, Mr. Alpert may be deemed to beneficially own the shares owned by WCC, MVLP, MII, JVLP and JII and, as GA's son, Mr. Alpert may be deemed to beneficially own the shares owned by GA.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1998 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                       ANNUAL COMPENSATION            STOCK
                                                  -----------------------------      OPTIONS
NAME AND PRINCIPAL POSITION                YEAR    SALARY     BONUS      OTHER       (SHARES)
---------------------------                ----   --------   --------   -------    ------------
Mark E. Johnson(1).......................  1998   $400,000         --        --      150,000
  Chairman and chief executive             1997   $350,000   $350,000        --           --
  officer                                  1996   $330,886   $200,000        --           --
Lawrance W. McAfee.......................  1998   $230,000         --        --       25,000
  Executive vice president,                1997   $208,333   $157,500        --       25,000
  chief financial officer and              1996   $192,067   $110,000   $47,112(2)   106,250
  secretary

---------------

(1) Served as president from September 1998 until February 1999 and from March 1996 until May 1997.

(2) Consists of reimbursement of relocation expenses.

OPTION GRANTS

     The following sets forth information about stock option grants during 1998 to the Named Executives.

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------   POTENTIAL REALIZED VALUE AT
                                          PERCENTAGE OF                             ASSUMED ANNUAL RATES OF
                                          TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                                             GRANTED                                  FOR OPTION TERM(1)
                              OPTIONS     TO EMPLOYEES    EXERCISE   EXPIRATION   ---------------------------
NAME                         GRANTED(2)      IN 1998       PRICE      DATE(3)         5%             10%
----                         ----------   -------------   --------   ----------   -----------   -------------
Mark E. Johnson............   150,000         55.2%       $11.625      5/5/03      $481,766      $1,064,577
Lawrance W. McAfee.........    25,000          9.2%       $ 11.00      6/8/03      $ 75,977      $  167,890

---------------

(1) Potential values stated are the result of using the Securities and Exchange Commission (the "Commission") method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(2) The options were granted for terms of five years, subject to earlier termination in certain events related to termination of employment.

(3) The options vest over three or four years from the date of grant.

OPTION EXERCISES AND YEAR-END VALUES

     None of the Named Executives exercised any options during 1998, except Mr. McAfee who exercised 40,000 options. The following table sets forth information with respect to the options exercised by each Named Executive in 1998 and the unexercised options to purchase shares of Common Stock for each of the Named Executives held by them at December 31, 1998.

                                                                                          VALUE OF
                                                      NUMBER OF UNEXERCISED              UNEXERCISED
                                                           OPTIONS AT                   IN-THE-MONEY
                                                        DECEMBER 31, 1998                OPTIONS AT
                            SHARES                          (SHARES)                DECEMBER 31, 1998(1)
                           ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Mark E. Johnson.........        --            --      75,000        75,000           --             --
Lawrance W. McAfee......    40,000      $322,520     178,438        32,812           --             --

---------------

(1) Represents the difference between the closing price of the Common Stock on the Nasdaq National Market on December 31, 1998 ($2.125 per share), and any lesser exercise price.

EMPLOYMENT AGREEMENTS

     Mr. Johnson is employed under an agreement entered into effective September 1997 providing for a three year term, and for which an additional one year term is added to the term of the agreement upon the expiration of each one year period, subject to prior termination of the agreement by either party. Pursuant to the agreement, Mr. Johnson received an annual salary of $350,000 per year from the date of the agreement through December 31, 1997 at which time his base salary was adjusted to $400,000, and he is entitled to participate in the Company's incentive bonus plan. For the periods after December 31, 1997, Mr. Johnson's base salary is established by the compensation committee, but no adjustment may result in a base salary less than the highest amount authorized by the committee to be paid during any previous year. Mr. Johnson's agreement provides that if he is terminated by the Company without cause, or he elects to terminate his employment for good reason, following a change of control, he is entitled to payment of three times the highest base salary earned by him in the immediately preceding three years plus three times the greater of (i) the maximum award for which he is eligible under the Company's incentive bonus plan for the calendar year of termination, or (ii) the largest award earned under the incentive bonus plan. Following such termination, all rights and options to contingent incentive compensation, except the incentive bonus, defined contribution plans and health and life insurance, shall immediately become fully vested, exercisable and distributable. In addition, following such termination, the Company must maintain all insured and self-insured employee welfare benefit coverage until commencement of equivalent benefits from a new employer, but not longer than three years, or, at Mr. Johnson's option, pay him a sum equal to three times the average annual cost to the Company of such coverage over the years before said termination. If a change of control occurs as a result of a consummated tender offer, the agreement requires that, upon Mr. Johnson's election, the Company purchase a certain percentage of the shares acquired by him under any benefit plan prior to the tender offer.

     Mr. McAfee is employed under an agreement entered into effective March 1996 with the Company which is for a three year term and for which an additional one year term is added to the term of the agreement upon the expiration of each one year period, unless either party gives prior notice that such one year additional term will not apply. Pursuant to the agreement, Mr. McAfee received an initial base annual salary of $200,000, subject to annual increase by the compensation committee, and is entitled to an annual bonus equal to a percentage of base salary pursuant to a corporate incentive bonus plan. Mr. McAfee's agreement also contains a provision pursuant to which if he is terminated subsequent to a change of control in the Company or Mr. McAfee elects to terminate his employment within one year after such change of control, he is entitled to payment of two times his base compensation. The agreement also provides that the employee will not compete with the business of the Company for a period of two years after termination of the agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the supervision of the compensation committee, the Company intends to maintain and enhance its profitability, and thus the value of its common stock, by relating executive compensation and stock-based benefits to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation for senior executives (including the chief executive officer and the other Named Executives) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the board of directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.

     Under the Company's revised bonus program, bonuses may not exceed 100% of base pay for the chief executive officer and the subordinate senior executives. Of the varying percentages, one-half may be awarded on a discretionary basis, and the remainder is entirely objective. The objective component is intended to reflect a policy of requiring a minimum level of Company financial performance for the year before any bonus amount is earned by the executive, with bonus amounts for higher levels of performance directly related to the level achieved. The discretionary bonus component is intended to reflect the individual executive's achievements during the year against personal goals established in consultation with the compensation committee at the beginning of the year. On the basis described above, no bonuses have been paid in respect of 1998 performance.

     The board of directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct and continuing focus upon the goal of constantly striving to increase long-term stockholder value. For several years, the Company has sought to encourage such value building for stockholders through the annual award of nonqualified stock options to senior executives. Options were awarded to the Named Executives during 1998, as follows: Mr. Johnson -- 150,000 and Mr. McAfee -- 25,000.

     The compensation committee intends, with any necessary concurrence of the board of directors, to continue to consider alternate forms of stock-based incentives with a view to affording the maximum possible long-term performance based benefits to senior executives at the least possible cost and the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to align directly the economic interests of professional managers with those of the Company's stockholders.

                                            The Compensation Committee
                                            T. William Porter, Chairman
                                            Thomas N. Amonett
                                            James L. Rainey

PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on the Company's Common Stock (trading symbol "ITEQ") since December 31, 1993 as compared to the returns of all companies whose equity securities are traded on the Nasdaq National Market (the "Broad Market") and those constituting the Nasdaq Industrial Average and the Dow Jones Industrial Average (the "Averages"). The graph assumes $100 was invested on December 31, 1993 in the Company's Common Stock, the Broad Market and the Averages and assumes reinvestment of dividends.

        Measurement Period                                 Nasdaq            Nasdaq
      (Fiscal Year Covered)               DJIA           Composite         Industrial           ITEQ
12/31/93                                         100               100               100               100
12/31/94                                      102.14             96.80             93.54             48.72
12/31/95                                      136.31            135.44            119.71             74.36
12/31/96                                      171.77            166.19            137.70             96.15
12/31/97                                      210.66            202.15            151.52            235.90
12/31/98                                      244.57            282.26            161.85             43.59
1997
1998

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested members of the board of the directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties.

     James A. Read was elected a director of the Company in January 1997. On November 18, 1996, the Company entered into a Subordinated Note and Warrant Purchase Agreement (the "Note Agreement") pursuant to which the Company borrowed (and subsequently repaid) $15,000,000, which was used as partial consideration for the acquisition of Ohmstede, Inc. Mr. Read is affiliated with International Mezzanine Capital, B.V., which purchased $13,000,000 of the subordinated notes and received a warrant to purchase 1,525,333 shares of the Company's common stock at an exercise price of $5.10 per share. During 1998, warrants for 300,000 shares of common stock were exercised. The warrant for the remaining 1,225,333 shares of common stock expires November 2003. Pursuant to the Note Agreement, so long as the subordinated notes are outstanding or, if longer, the number of shares issued and outstanding upon exercise of the warrants plus the number of shares purchasable upon exercise of outstanding warrants held by the original holders is at least 5% of the issued and outstanding common stock of the Company, the holders have the right to nominate one individual for election to the board of directors. Mr. Read is the individual designated for nomination by the holders.

AUDITORS

     Arthur Andersen LLP, a certified public accounting firm, has served as the independent auditor of the Company since 1994. While management anticipates that this relationship may continue to be maintained during 1999 and subsequent years, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Arthur Andersen LLP inasmuch as no such action is legally required. Representatives of Arthur Andersen LLP plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance will all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter that the committee or the auditors may wish to discuss.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Commission which purport to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Other Information -- Board Report on Executive Compensation" or "Other Information -- Performance Graph."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1998, all filing requirements applicable to the Company's executive officers, directors and 10% shareholders were met, except Mr. Rainey was late in filing one Form 4 Report related to one sales transaction.

OTHER MATTERS

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders is required to submit such proposals to the Company on or before December 31, 1999, and otherwise comply with the provisions of Rule 14a-8 under the Exchange Act. If a stockholder intends to bring business before the Company's 2000 annual meeting of stockholders (other than pursuant to the procedures under Rule 14a-8), pursuant to the Company's Amended and Restated Bylaws, notice thereof must be delivered to or mailed and received at the principal executive offices of the Company not later than May 2, 2000, and not before January 3, 2000, and the stockholder must otherwise comply with the requirements in the Company's Amended and Restated Bylaws relating to business brought by a stockholder at an annual meeting.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                            By Order of the Board of Directors
                                            /s/ LAWRANCE W. MCAFEE
                                            LAWRANCE W. MCAFEE,
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary

May 28, 1999

PROXY                              ITEQ, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 1999

The undersigned stockholder of ITEQ, Inc. (the "Company") hereby appoints each of Mark E. Johnson and Lawrance W. McAfee attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Wortham Tower, Meeting Room 2, 2727 Allen Parkway, Houston, Texas 77019, on June 30, 1999, at 11:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Common Stock which the undersigned may be entitled to vote.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                                   ITEQ, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors                           For   Withhold   For All   3. In their discretion, upon such other matters as may
   NOMINEES: MARK E. JOHNSON, WILLIAM P. REID,     All      All     Except       properly come before the meeting; hereby revoking
   LAWRANCE W. McAFEE, THOMAS N. AMONETT,                                        any proxy or proxies regarding such matters
   T. WILLIAM PORTER, JAMES L. RAINEY, JR. AND     [ ]      [ ]       [ ]        heretofore given by the undersigned.
   JAMES A. READ
                                                                              The board of directors recommends a vote FOR the
   ___________________________________________                                nominees and if no specification is made, the shares
   (Except nominee(s) written above)                                          will be voted for election of the nominees named
                                                                              herein.

2. Directors' Stock Option Plan Amendment          For   Against    Abstain   The board of directors recommends a vote FOR an
   to increase the number of shares authorized                                amendment of the Directors' Stock Option Plan to
   for issuance under the Plan by 100,000.         [ ]      [ ]       [ ]     increase the numbers of shares authorized for issuance
                                                                              under the Plan and if no specification is made, the
                                                                              shares will be voted for the approval of the amendment
                                                                              as written.

                                                                              The undersigned hereby acknowledges receipt of the
                                                                              Notice of Annual Meeting of Stockholders and of the
                                                                              Proxy Statement furnished herewith.



                                                                                           Dated: ____________________________, 1999

                                                                                           _________________________________________
                                                                                           Signature

                                                                                           _________________________________________
                                                                                           Signature should agree with name printed
                                                                                           hereon. If Stock is held in the name of
                                                                                           more than one person, EACH joint owner
                                                                                           should sign. Executors, administrators,
                                                                                           trustees, guardians, and attorneys,
                                                                                           should indicate the capacity in which
                                                                                           they sign. Attorneys should submit powers
                                                                                           of attorney.